Exhibit 4.18

(Multicurrency—Cross Border)

International Swap Dealers Association, Inc.

COVERED BOND SWAP

MASTER AGREEMENT

dated as of September 30, 2013

BANK OF MONTREAL (“Party A”)	and	BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP (“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is

Copyright © 1992 by International Swap Dealers Association, Inc.

continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

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(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If:—

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a) Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

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(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

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(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last

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payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

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(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

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(c) Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

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(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Part will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

11	ISDA® 1992

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

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12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in a inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

13	ISDA® 1992

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

14	ISDA® 1992

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming

15	ISDA® 1992

satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

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“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual

17	ISDA® 1992

number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

[Signature page follows.]

18	ISDA® 1992

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BANK OF MONTREAL		BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its managing general partner, BMO COVERED BOND GP, INC.

By:	/s/ Cathy Cranston	By:	/s/ Chris Hughes
Name: Cathy Cranston		Name: Chris Hughes
Title: Senior Vice President, Finance & Treasurer		Title: President and Secretary
Date: September 30, 2013		Date: September 30, 2013

19	ISDA® 1992

Covered Bond Swap Agreement

SCHEDULE

to the

ISDA Master Agreement

dated as of September 30, 2013

between

(1)	BANK OF MONTREAL (“Party A”); and

(2)	BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP (“Party B”).

Part 1. Termination Provisions

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), none

Section 5(a)(vi), none

Section 5(a)(vii), none

Section 5(b)(iv), none

and in relation to Party B for the purpose of:-

Section 5(a)(v), none

Section 5(a)(vi), none

Section 5(a)(vii), none

Section 5(b)(iv), none

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	The “Cross-Default” provisions of Section 5(a)(vi) will apply to Party A where Party A is the Issuer, and will not apply to Party B.

If such provisions apply:

Clauses (1) and (2) of Section 5(vi) of the Agreement shall be deleted and replaced with “an Issuer Event of Default in respect of Party A which has resulted in Covered Bonds becoming due and payable under their respective terms.”

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purposes of Section 6(e) of this Agreement:

(i) Market Quotation will apply.

(ii) The Second Method will apply.

(g)	“Termination Currency” means Canadian Dollars.

(h)	Additional Termination Event will apply as set forth in Part 5(h) of this Schedule.

(i)	Right of Party B to Terminate. Notwithstanding any other provision of this Agreement to the contrary:

(a) if, at any time, Party B is Independently Controlled and Governed (as such term is defined in the CMHC Guide) but, subject to Part 1(i)(b) below, without prejudice to any other rights Party B may have hereunder, Party B shall have the discretion, but not be required, to:

(A) waive the requirement of Party A to provide credit support, obtain an Eligible Guarantee or replace itself as a party hereunder, in each case, pursuant to the terms of Part 5(h) of this Schedule, and

(B) refrain from forthwith terminating this Agreement or finding a replacement counterparty, in each case, upon the occurrence of an Event of Default or Additional Termination Event hereunder where Party A is the sole Defaulting Party or the sole Affected Party, as applicable; and

(b) if, at any time, Party B is not Independently Controlled and Governed (as such term is defined in the CMHC Guide), Party B shall not:

(A) waive the requirement of Party A to provide credit support, obtain an Eligible Guarantee or replace itself as a party hereunder, in each case, pursuant to the terms of Part 5(h) of this Schedule, or

(B) refrain from forthwith terminating this Agreement or finding a replacement counterparty, in each case, upon the occurrence of an Event of Default or Additional Termination Event hereunder where Party A is the sole Defaulting Party or the sole Affected Party, as applicable.

(j)

Failure to Pay or Deliver. Section 5(a)(i) does not apply to Party B in the case of a failure to pay or deliver caused by the assets then available to Party B being insufficient to make the related payment or delivery in full on the relevant payment or delivery date or the first Local Business Day or Local Delivery Day, as the case may be, after notice of such failure is given to Party B.

Part 2. Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of this Agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of this Agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations.

(i) For the purposes of Section 3(f) of this Agreement, Party A makes the representation specified below:

(A) It is not a non- resident of Canada for the purposes of the Income Tax Act (Canada).

(B) It is a bank organized under the laws of Canada.

(ii) For the purposes of Section 3(f) of this Agreement, Party A makes the representation specified below:

(A) It is a “Canadian partnership” as defined in the Income Tax Act (Canada).

(B) It is a limited partnership organized under the laws of the Province of Ontario.

Part 3. Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a)	Tax forms, documents or certificates to be delivered are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
None

(b)	Other documents to be delivered are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Appropriate evidence of its signatory’s authority	On signing of this Agreement	Yes

Party B	Copy of the Guarantor Agreement of Party B certified as at the date hereof as true and in full force and effect	On signing of this Agreement	No

Part 4. Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:

With respect to Transactions:

Address:	Bank of Montreal, 250 Yonge Street, 10th Floor, Toronto, Ontario M5B 2L7, Canada

Attention: Head, Derivative Operations
Facsimile No.: (416) 552-7905
Telephone No.: (416) 552-7809

Any other notice sent to Party A (including, without limitation, any notice in connection with Section 5, 6 or 9(b)) of this Agreement shall be copied to the following address:

Address:	Bank of Montreal, 55th Floor, 100 King Street West, Toronto, Ontario M5X 1H3

Attention: Managing Director, Documentation
Facsimile No.: (416) 956-2318
Telephone No: (416) 867-4710

Address for notices or communications to Party B:-

Address:	c/o Bank of Montreal, 18th Floor, 1 First Canadian Place, 100 King Street West, Toronto, Ontario M5X 1A1

Attention: Senior Manager, Securitization Finance and Operations
Facsimile No.: (416) 867-4166

With a copy to the Bond Trustee:-

Name:	Computershare Trust Company of Canada

Address:	100 University Avenue, 9th Floor, North Tower, Toronto, Ontario M5J 2YI

Attention: Manager, Corporate Trust
Facsimile No.: (416) 981-9777

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:-

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Credit Support Document. Details of any Credit Support Document:-

In respect of Party A, any Eligible Guarantee.

In respect of Party B, none.

(f)	Credit Support Provider.

Credit Support Provider means in relation to Party A, any guarantor under any Eligible Guarantee.

Credit Support Provider means in relation to Party B, none.

(g)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(h)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to Transactions entered into under this Agreement unless otherwise specified in a Confirmation.

(i)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(j)

Additional Agreements. Party A agrees to (i) comply with and perform all of its agreements and obligations hereunder and each other Transaction Document to which it is a party in any capacity, and (ii) comply with the CMHC Guide.

Part 5. Other Provisions

(a)	No Set-Off

(i)	All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 6.

(ii)	Section 6(e) shall be amended by the deletion of the following sentence:

“The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(b)	Security Interest

Notwithstanding Section 7, Party A hereby agrees and consents to the assignment by way of security by Party B of its interests under this Agreement (without prejudice to, and after giving effect to, any contractual netting provision contained in this Agreement) to the Bond Trustee (or any successor thereto) pursuant to and in accordance with the Security Agreement and acknowledges notice of such assignment. Each of the parties hereby confirms and agrees that the Bond Trustee shall not be liable for any of the obligations of Party B hereunder.

(c)	Disapplication of Certain Events of Default

Sections 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(vii)(2), (7) and (9), and 5(a)(viii) will not apply in respect of Party B. 5(a)(v) will not apply to Party A or to Party B.

Section 5(a)(vii)(3) will not apply to Party B to the extent that it refers to any assignment, arrangement or composition that is effected by or pursuant to the Transaction Documents.

Section 5(a)(vii)(4) will not apply to Party B to the extent that it refers to any proceedings or petitions instituted or presented by Party A or any of its Affiliates.

Section 5(a)(vii)(6) will not apply in respect of Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Transaction Documents, or (ii) any appointment that Party B has not become subject to.

Section 5(a)(vii)(8) will apply to Party B only to the extent that it applies to Section 5(a)(vii)(1), (3), (4), (5) and (6), as amended above as applicable.

(d)	Disapplication of Certain Termination Events

The “Tax Event” and “Tax Event Upon Merger” provisions of Section 5(b)(ii) and 5(b)(iii) will not apply to Party A or to Party B.

(e)	Amendments

(i)

Section 9(b) is amended by adding “(i)” after “unless” in the first line of that Section, and by adding “, (ii) in respect of any material amendment, modification or waiver, the Rating Agency Condition has been satisfied with respect thereto; provided that any amendment to (1) a ratings trigger provided for in this Agreement that lowers the threshold ratings, or (2) the consequences of breaching any such ratings trigger that makes such consequences less onerous, shall, with respect to each affected Rating Agency only, be deemed to be a material amendment and shall be subject to satisfaction of the Rating Agency Condition with respect to each affected Rating Agency, and (iii) such amendment, modification or waiver shall be in compliance with the CMHC Guide” after “system” and before the “.” in the third line of that Section;

(ii)

Party B shall notify Moody’s, Fitch and DBRS of all non-material amendments, modifications and waivers in respect of this Agreement, provided that failure to deliver such notice shall not constitute a breach of the obligations of Party B under this Agreement; and

(iii)

Notwithstanding anything in this Agreement, if at any time the Issuer determines that any one of DBRS, Fitch or Moody’s shall no longer be a Rating Agency in respect of the Program, then, so long as (a) the Program is in compliance with the terms of the CMHC Guide with respect to the ratings of the Covered Bonds, and (b) each outstanding Series of Covered Bonds is rated by at least two Rating Agencies, the ratings triggers for such rating agency as set out in this Agreement will no longer be applicable without any further action or formality, including for greater certainty any requirement for satisfaction of the Rating Agency Condition with respect to the remaining Rating Agencies or consent or approval of the Bond Trustee or the holders of the Covered Bonds. Any amendments to this Agreement to reflect the foregoing shall be deemed not to be a material amendment and may be made by the parties thereto without the requirement for satisfaction of the Rating Agency Condition with respect to the remaining Rating Agencies or consent or approval of the Bond Trustee or the holders of the Covered Bonds.

(f)	Failure to Pay and Deliver

Section 5(a)(i) does not apply to Party B in the case of a failure to pay or deliver caused by the assets then available to Party B being insufficient to make the related payment or delivery in full on the relevant payment or delivery date or the first Local Business Day or Local Delivery Day, as the case may be, after notice of such failure is given to Party B.

(g)	Transfers

Section 7 of this Agreement is replaced in its entirety with the following:

“(a)	General. Save as provided in Parts 5(b), (g) and (h) of the Schedule to this Agreement and this Section 7, neither party may transfer its interest hereunder or under any Transaction to another party.

(b)

Transfers by Party A. Without prejudice to Section 6(b)(ii), Party A may transfer all but not part of its interest and obligations in and under this Agreement upon providing five Local Business Days’ prior written notice to Party B and the Bond Trustee, to any entity (the “Transferee”) provided that:

(i)

the Transferee is a party that satisfies the Minimum Ratings requirement for all Rating Agencies or the Transferee’s obligations under this Agreement are guaranteed by a party that satisfies the Minimum Ratings requirement for all Rating Agencies;

(ii)	as of the date of such transfer, the Transferee will not, as a result of such transfer, be required to withhold or deduct on account of any Tax under this Agreement;

(iii)	a Termination Event or an Event of Default will not occur under this Agreement as a direct result of such transfer;

(iv)	no additional amount will be payable by Party B to Party A or the Transferee on the next succeeding Scheduled Payment Date as a result of such transfer;

(v)	the Transferee enters into documentation identical or substantially identical to this Agreement and the documents executed in connection with this Agreement; and

(vi)	the Rating Agency Condition has been satisfied with respect to such transfer.

(c)

Transfers by Party B. Neither this Agreement nor any interest in or under this Agreement or any Transaction may be transferred by Party B to any other entity save with Party A’s prior written consent; except that such consent is not required in the case of a transfer, charge or assignment to the Bond Trustee as contemplated in the Security Agreement.”

(h)	Additional termination provisions.

(i)

If (1) the rating of the short-term, unsecured, unsubordinated and unguaranteed debt obligations or, respectively, the long-term, unsecured, unsubordinated and unguaranteed debt obligations of Party A or any Credit Support Provider or guarantor from time to time in respect of Party A cease to be rated at least as high as, respectively, “Prime-1” or “A2” or, if Party A, such Credit Support Provider or guarantor does not have a short-term rating assigned by Moody’s, the long-term unsecured, unsubordinated and unguaranteed debt obligations of Party A or any credit support provider or guarantor cease to be rated at least as high as “A1” (the “Minimum Moody’s Rating”) by Moody’s Investors Service Inc. (“Moody’s”), (2) the short-term issuer default rating or the long-term issuer default rating of Party A or any credit support provider or guarantor from time to time in respect of Party A ceases to be at least as high as, respectively, “F1” and “A” (the “Minimum Fitch Rating”) by Fitch Ratings, Inc. (“Fitch”), or (3) the rating of the short-term, unsecured, unsubordinated and unguaranteed debt obligations or, respectively, the long-term, unsecured, unsubordinated and unguaranteed debt obligations of Party A or any Credit Support Provider or guarantor from time to time in respect of Party A cease to be rated at least as high as, respectively, “R-1 (middle)” or “A” (the “Minimum DBRS Rating” and, together with the Minimum Moody’s Rating and Minimum Fitch Rating, the “Minimum Ratings” and each a “Minimum Rating”) by DBRS Limited (“DBRS” and, together with Moody’s and Fitch and each of their respective successors, the “Rating Agencies” and each a “Rating Agency”), (each such cessation being an “Initial Rating Event”), then Party A will, at its own cost, either:

(A)	transfer credit support in accordance with the provisions of the Annex within 10 Business Days of the occurrence of the first such Initial Rating Event;

(B)

subject to Part 5(g), transfer all of its rights and obligations with respect to this Agreement to a replacement third party that satisfies the Minimum Ratings requirement of all Rating Agencies, in respect of which the Rating Agency Condition has been satisfied, and that is satisfactory to the Bond Trustee (whose consent shall be given if the replacement third party has the relevant Minimum Rating and the Rating Agency Condition has been satisfied with respect thereto) within (x) 30 calendar days of the occurrence of the first such Initial Rating Event caused by a failure to maintain the ratings specified by Moody’s or DBRS or (y) 14 calendar days of the occurrence of the first such Initial Rating Event caused by a failure to maintain the ratings specified by Fitch, provided that Party A transfers credit support in accordance with the provisions of the Annex within 10 Business Days of the occurrence of the first such Initial Rating Event; or

(C)

obtain a guarantee (an “Eligible Guarantee”) of its rights and obligations with respect to this Agreement from a third party that satisfies the Minimum Ratings requirement of all Rating Agencies, in respect of which the Rating Agency Condition has been satisfied, and that is satisfactory to the Bond Trustee (whose consent shall be given if the third party has the relevant Minimum Rating and the Rating Agency Condition has been satisfied with respect thereto) within (x) 30 calendar days of the occurrence of the first such Initial Rating Event caused by a failure to maintain the ratings specified by Moody’s or DBRS or (y) 14 calendar days of the occurrence of the first such Initial Rating Event caused by a failure to maintain the ratings specified by Fitch, provided that Party A transfers credit support in accordance with the provisions of the Annex within 10 Business Days of the occurrence of the first such Initial Rating Event.

If any of sub-paragraphs (i)(B) or (i)(C) above are satisfied at any time, Party A will not be required to transfer any additional credit support in respect of such Initial Rating Event.

(ii)

If, (1) the rating of the short-term, unsecured, unsubordinated and unguaranteed debt obligations or, respectively, the long-term, unsecured, unsubordinated and unguaranteed debt obligations of Party A or any Credit Support Provider or guarantor from time to time in respect of Party A cease to be rated at least as high as, respectively “Prime-2” or “A3” by Moody’s, (2) the short-term issuer default rating or the long-term issuer default rating of Party A or any credit support provider or guarantor from time to time in respect of Party A ceases to be at least as high as, respectively, “F3” and “BBB-” by Fitch, or (3) the rating of the short-term, unsecured, unsubordinated and unguaranteed debt obligations or, respectively, the long-term, unsecured, unsubordinated and unguaranteed debt obligations of Party A or any credit support provider or guarantor from time to time in respect of Party A cease to be rated at least as high as, respectively, “R-2 (high)” or “BBB (high)” by DBRS (each such event, a “Subsequent Rating Event”) with respect to Party A, then Party A will:

(A)

immediately and in any event no later than 15 calendar days after such Subsequent Rating Event at its own cost and expense, shall (i) transfer all of its rights and obligations with respect to this Agreement to a replacement third party that satisfies the Minimum Ratings requirement of all Rating Agencies, in respect of which the Rating Agency Condition has been satisfied, and that is satisfactory to the Bond Trustee (whose consent shall be given if the third party has the relevant Minimum Rating and the Rating Agency Condition has been satisfied with respect thereto), or (ii) obtain an Eligible Guarantee of its rights and obligations with respect to this Agreement from a third party that satisfies the Minimum Ratings requirement of all Rating Agencies, in respect of which the Rating Agency Condition has been satisfied, and that is satisfactory to the Bond Trustee (whose consent shall be given if the third party has the relevant Minimum Rating and the Rating Agency Condition has been satisfied with respect thereto); and

(B)

transfer credit support pursuant to the Annex in no event later than 10 Business Days following the occurrence of a Subsequent Rating Event and until such time as the action set out in sub-paragraph (ii)(A) above has been taken.

If the action set out in sub-paragraph (ii)(A) above is taken at any time following a Subsequent Rating Event, Party A will not be required to transfer any additional credit support in respect of such Subsequent Rating Event.

(iii)

(A)

Without prejudice to the consequences of Party A breaching any provision of this Agreement (other than sub-paragraph (i) above) or failing to transfer credit support under the Annex, if Party A does not take any of the measures described in sub-paragraph (i) above, such failure shall not be or give rise to an Event of Default but shall constitute an Additional Termination Event with respect to Party A which shall be deemed to have occurred on (x) the tenth Business Day following the applicable Initial Rating Event with respect to the measures set out in sub-paragraph (i)(A) and (y) with respect to the measures set out in sub-paragraphs (i)(B) and (i)(C), the last day of the remedy period specified in such sub-paragraph, and in each case Party A shall be the sole Affected Party and all Transactions as Affected Transactions.

(B)

Without prejudice to the consequences of Party A breaching any provision of this Agreement (other than sub-paragraph (ii) above) or failing to transfer credit support under the Annex, if, at the time a Subsequent Rating Event occurs, Party A fails to transfer credit support as required by the Annex, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A and will be deemed to have occurred on the tenth Business Day following such Subsequent Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions. Further, an Additional Termination Event with respect to Party A shall be deemed to have occurred if, even if Party A continues to transfer credit support as required by sub-paragraph (ii)(B) above and notwithstanding Section 5(h)(ii), Party A does not take any measure specified in sub-paragraph (ii)(A) above. Such Additional Termination Event will be deemed to have occurred on the fifteenth day following the Subsequent Rating Event, with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(C)

If any of the Covered Bonds then outstanding have been assigned a rating by Moody’s, Party B were to designate an Early Termination Date and there would be a payment due to Party A, then Party B may only designate such an Early Termination Date in respect of an Additional Termination Event under this Part 5(h)(iii) if Party B has found a replacement counterparty willing to enter into a new transaction on terms that reflect as closely as reasonably possible, as determined by Party B in its sole and absolute discretion, the economic, legal and credit terms of the Terminated Transactions, and Party B has acquired the Bond Trustee’s prior written consent.

Each of Party B and the Bond Trustee (at the expense of Party A) shall use their reasonable endeavours to co-operate with Party A in connection with any of the measures which Party A may take under this Part 5(h) following the rating events described herein.

(i)

Constitution of Partnership. Party B is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital. Without prejudice to any rights of Party A against any former or departing partner of Party B, upon any reconstitution of BMO Covered Bond Guarantor Limited Partnership, the rights and obligations of Party B under this Agreement and any Transaction thereunder shall become the rights and obligations of the partnership as newly constituted and, for greater certainty, Party A has the rights under Section 6 with respect to any and all Transactions entered into by Party B however constituted.

(j)	Security, Enforcement and Limited Recourse. Party A agrees with Party B to be bound by the terms of the Trust Deed and the Security Agreement and, in particular, confirms and agrees that:

(i)

all obligations of Party B are limited in recourse to the Charged Property and no sum shall be payable by or on behalf of Party B to it except in accordance with the provisions of the Trust Deed and Security Agreement; and

(ii)

it shall not institute or join any other person or entity in instituting against, or with respect to, Party B or any of its general partners any bankruptcy or insolvency event so long as any Covered Bonds issued by Bank of Montreal under the Program shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Covered Bonds shall have been outstanding. The foregoing provision shall survive the termination of this Agreement by either party.

(k)	Additional Representations

(i)	Section 3 of this Agreement is amended by the addition at the end thereof of the following additional representations:

“(g)	No Agency. It is entering into this Agreement and each Transaction as principal and not as agent of any person.”

(ii)	The following additional representations shall be given by Party A only:

“(h)	Pari Passu. Party A’s obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(i)

Qualifications. Party A possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities in relation to its duties and obligations under this Agreement.

(j)

Compliance with Laws. Party A is in regulatory good standing and in material compliance with and under all Laws applicable to its duties and obligations under this Agreement. Party A is in good standing with OSFI.

(k)

Compliance with Internal Policies. Party A is in material compliance with its internal policies and procedures (including risk management policies) relevant to its duties and obligations under this Agreement.

(l)

Minimum Ratings. The rating of the short-term, unsecured, unsubordinated and unguaranteed debt obligations or, respectively, the long-term, unsecured, unsubordinated and unguaranteed debt obligations of Party A or any credit support provider or guarantor from time to time in respect of Party A satisfies the respective Minimum Ratings of each Rating Agency.

(m)

Compliance with Laws. It is and will continue to be in regulatory good standing and in material compliance with and under all Laws applicable to its duties and obligations hereunder and the other Transaction Documents to which it is a party; and

(n)

Compliance with Policies and Procedures. It is and will continue to be in material compliance with its internal policies and procedures (including risk management policies) relevant to its duties and obligations hereunder and the other Transaction Documents to which it is a party.”

(l)	Recording of Conversations

Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement whether by one or the other or both of the parties.

(m)	Relationship between the Parties

This Agreement is amended by the insertion after Section 14 of an additional Section 15, reading in its entirety as follows:

“15.	Relationship between the Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)

Non Reliance. It is acting for its own account, and it has made its own decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(b)

Assessment and Understanding. It is capable of assessing the merits of and understanding (through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(c)	Status of Parties. The other party is not acting as a fiduciary or an adviser for it in respect of that Transaction.”

(n)	Tax

This Agreement is amended by deleting Section 2(d) in its entirety and replacing it with the following:

“(d)	Deduction or Withholding for Tax

(i)	Requirement to Withhold

All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required (including, for the avoidance of doubt, if such deduction or withholding is required in order for the payer to obtain relief from Tax) by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party (“X”) is so required to deduct or withhold, then that party (the “Deducting Party”):

(1)	will promptly notify the other party (“Y”) of such requirement;

(2)

will pay or procure payment to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any Gross Up Amount (as defined below) paid by the Deducting Party to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)	will promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)

if X is Party A, X will promptly pay in addition to the payment to which Party B is otherwise entitled under this Agreement, such additional amount (the “Gross Up Amount”) as is necessary to ensure that the net amount actually received by Party B will equal the full amount which Party B would have received had no such deduction or withholding been required.

(ii)	Liability

If:

(1)

X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding for or on account of any Tax in respect of payments under this Agreement; and

(2)	X does not so deduct or withhold; and

(3)	a liability resulting from such Tax is assessed directly against X,

then, except to the extent that Y has satisfied or then satisfies the liability resulting from such Tax, (A) where X is Party B, Party A will promptly pay to Party B the amount of such liability (the “Liability Amount”) (including any related liability for interest and together with an amount equal to the Tax payable by Party B on receipt of such amount but including any related liability for penalties only if Party A has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)) and Party B will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties) and (B) where X is Party A and Party A would have been required to pay a Gross Up Amount to Party B, Party A will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties).

(o)	Condition Precedent

Section 2(a)(iii) shall be amended by the deletion of the words “or Potential Event of Default” in respect of obligations of Party A only.

(p)	Representations

Section 3(b) shall be amended by the deletion of the words “or Potential Event of Default” in respect of the representation given by Party B only.

(q)	Additional Definitions

Words and expressions defined in the Master Definitions and Construction Agreement made between the parties to the Transaction Documents (as defined therein) on September 30, 2013 (as the same may be amended, restated and/or supplemented from time to time) (the “Master Definitions and Construction Agreement”) shall, except so far as the context otherwise requires, have the same meaning in this Agreement. In the event of any inconsistency between the definitions in this Agreement and in the Master Definitions and Construction Agreement the definitions in this Agreement shall prevail. The rules of interpretation set out in the Master Definitions and Construction Agreement shall apply to this Agreement.

(r)	Notice of Termination/Novation to CMHC

Upon any termination or novation of this Agreement, Party B shall provide notice to CMHC of such termination or novation contemporaneously with the earlier of (i) notice of such termination or novation being provided to a Rating Agency, (ii) notice of such termination or novation being provided to or otherwise made available to Covered Bondholders, and (iii) five Toronto Business Days following such termination or novation. Any such notice shall include the reasons for the termination or novation, and if this Agreement has been novated, all information relating to the replacement counterparty to this Agreement required by the CMHC Guide to be provided to CMHC in relation to such counterparty, together with all applicable documents governing such contractual relationship.

(s)	Ontario Jurisdiction.

Section 13(b) is restated as follows:

“(b) Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably:

i)	submits to the non-exclusive jurisdiction of the courts of the Province of Ontario;

ii)

waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object with respect to such Proceeding, that such court does not have any jurisdiction over such party; and

iii)	agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.”

(t)

Payments on Early Termination. For the purposes of Section 6(e) of this Agreement, in determining a party’s Close-out Amount under this Agreement, all outstanding Transactions shall be deemed to be in effect at the time of such determination notwithstanding the Effective Date thereof as set out in the relevant Confirmation.

BANK OF MONTREAL		BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its managing general partner, BMO COVERED BOND GP, INC.

By:	/s/ Cathy Cranston	By:	/s/ Chris Hughes
Name: Cathy Cranston		Name: Chris Hughes
Title: Senior Vice President, Finance & Treasurer		Title: President and Secretary

Confirmation—Series — Covered Bond

Canadian Dollar to US Dollar Currency Swap

From:	Bank of Montreal

To:	BMO Covered Bond Guarantor Limited Partnership c/o Bank of Montreal

Attention:	Senior Manager, Securitization Finance and Operations

[Date]

Dear Sirs,

Confirmation—Series — Covered Bond Canadian Dollar to United States Dollar Currency Swap

This confirmation constitutes a “Confirmation” as referred to in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of —, 2013 entered into between us and you on the date hereof as amended and supplemented from time to time (the “Agreement”). The purpose of this letter (the “Confirmation”) is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below.

The definitions and provisions contained in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between any of the following, the first listed shall govern (i) this Confirmation; (ii) the Master Definitions and Construction Agreement; and (iii) the Definitions. The following expressions shall, for the purpose of this confirmation, have the following meanings:

The term “Transaction” as used herein shall, for the purposes of the Definitions, have the same meaning as “Swap Transaction”.

For purposes of this Transaction, the “Series — Covered Bonds” means the Covered Bonds issued on the date hereof by the Issuer under Series Number —.

1.	This Confirmation supplements, forms part of, and is subject to, the Agreement. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.	The terms of the Transactions to which this Confirmation relates are as follows:

Party A:	Bank of Montreal.

Party B:	BMO Covered Bond Guarantor Limited Partnership.

Trade Date:	—, 2013.

Effective Date:	The earliest to occur of (i) an Issuer Event of Default (ii) a Guarantor Event of Default, together with the service of a Guarantor Acceleration Notice on the Issuer and on the

Guarantor, and (ii) Party A, or any Credit Support Provider from time to time in respect of Party A, no longer having ratings of at least BBB(high) (in respect of DBRS), BBB+ (in respect of Fitch) and Baa1 (in respect of Moody’s), as applicable, in respect of its long-term, unsecured, unsubordinated and unguaranteed debt obligations (or, in the case of Fitch, its long-term issuer default rating).

Termination Date:	The earlier of:

(1) the Final Maturity Date in respect of the Series — Covered Bonds, subject to adjustment in accordance with the Other Provisions, but in no case shall the Termination Date be later than —, 20— (the “Extended Due for Payment Date”); and

(2) the final date on which the Security Trustee distributes the proceeds of the Security to the Covered Bondholders in accordance with the Post-Enforcement Priority of Payments following the enforcement of the Security pursuant to Condition 9(b) of the Series — Covered Bonds.

Currency Exchange Rate:	CAD — per USD.

Business Days:	New York and Toronto.

Business Day Convention:	Following (with no adjustment for Period End Dates).

Calculation Agent:	Party A.

Party A Fixed Amounts:

Fixed Rate Payer:	Party A.

Fixed Rate Payer Calculation Amount:

In respect of each Calculation Period in respect of which Party A pays Fixed Amounts, an amount in United States Dollars equal to the Principal Amount Outstanding of the Series — Covered Bonds on the first day of such Fixed Rate Payer Calculation Period, such amount to be reduced by any redemption on that day.

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Party A Fixed Rate Payment Dates:

(a) Prior to and including the Final Maturity Date, each Interest Payment Date in respect of the Series — Covered Bonds from and including the Interest Payment Date falling on or immediately following the Effective Date up to, and including, the Final Maturity Date; provided, however, that the first Party A Fixed Rate Payment Date will be the date which is the later of (i) two Business Days following the Effective Date or (ii) the date on which the Guaranteed Amounts are otherwise Due for Payment; and

(b) each Interim Exchange Date unless such date is already a Party A Fixed Rate Payment Date under (a) above.

For the avoidance of doubt:

(a) if the Effective Date falls on an Interest Payment Date in respect of the Series — Covered Bonds, then the first Party A Fixed Rate Calculation Period shall commence on (and include) the immediately preceding Interest Payment Date in respect of the Series — Covered Bonds (or, where the Effective Date is the first Interest Payment Date in respect of the Series — Covered Bonds, the Issue Date of the Series — Covered Bonds) and end on (but exclude) the Effective Date; and

(b) if the Effective Date does not fall on an Interest Payment Date in respect of the Series — Covered Bonds, then the first Party A Fixed Rate Calculation Period shall commence on (and include) the immediately preceding Interest Payment Date in respect of the Series — Covered Bonds (or, where the Effective Date is the first Interest Payment Date in respect of the Series — Covered Bonds, the Issue Date of the Series — Covered Bonds) and end on (but exclude) the first Party A Fixed Rate Payment Date; and

(c) Party A shall not pay any Fixed Amounts after the Final Maturity Date.

Fixed Rate:	— per cent. per annum.

Party A Fixed Rate Day Count Fraction:	30/360.

Party A Floating Amounts:

If, pursuant to the Other Provisions, Party A does not receive a Redemption Notice confirming the Series — Covered Bonds are redeemable in full on the Final Maturity Date (and the Series — Covered Bonds are not redeemed in full on or prior to the Extension Determination Date (as defined below)), then Party A will pay Party A Floating Amounts in accordance with these provisions.

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Party A Floating Currency Amounts:

In respect of each Party A Floating Calculation Period, the Principal Amount Outstanding of the Series — Covered Bonds on the first day of such Party A Floating Calculation Period, such amount to be reduced by any redemption of the Series — Covered Bonds on that day.

Party A Floating Calculation Periods:

Each period (if any) from, and including, each Party A Floating Rate Payment Date to, but excluding, the next Party A Floating Rate Payment Date; provided, however, that the initial Party A Floating Calculation Period (if any) shall be from, and including, the Final Maturity Date to, but excluding, the initial Party A Floating Rate Payment Date.

Party A Floating Rate Option:	USD-LIBOR-BBA.

Designated Maturity:	[One] month.

Spread:	plus — per cent. per annum.

Party A Floating Rate
Day Count Fraction:	Actual/360.

Party A Floating Rate Payment Dates:

(a) From, but excluding, the Final Maturity Date to, and including, the Extended Due for Payment Date, the — day of each month, subject to adjustment in accordance with the Party A Floating Business Day Convention; and

(b) each Interim Exchange Date unless such date is already a Party A Floating Rate Payment Date under (a) above.

For the avoidance of doubt, there shall be no Party A Floating Rate Payment Date later than the Termination Date.

Party A Floating Rate Reset Dates:

From, and including, the Final Maturity Date to, but excluding, the Extended Due for Payment Date, the — day of each month, subject to adjustment in accordance with the Party A Floating Business Day Convention.

Party A Floating Business Day Convention:	Modified Following.

Party B Floating Amounts:

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Party B Calculation Amount:

In respect of each Party B Calculation Period, an amount in Canadian Dollars equal to the Principal Amount Outstanding of the Series — Covered Bonds on the first day of such Party B Calculation Period (after taking into account any redemption on such day) converted at the Currency Exchange Rate.

Party B Calculation Period:	Shall have the meaning given “Calculation Period” in the Master Definitions and Construction Agreement.

Party B Payment Dates:

(a) Each Guarantor Payment Date from and including the Guarantor Payment Date falling on or immediately following the earlier of the Final Maturity Date and the Effective Date, up to, and including, the Termination Date; provided, however, that (i) in lieu of the Guarantor Payment Date falling on or around the Final Maturity Date, a Party B Payment Date shall instead fall on the Final Maturity Date; and (ii) in lieu of the Guarantor Payment Date falling on or around the Extended Due for Payment Date, a Party B Floating Rate Payer Payment Date shall instead fall on the Extended Due for Payment Date, subject to adjustment in accordance with the Business Day Convention; and

(b) each Interim Exchange Date unless such date is already a Party B Payment Date under (a) above.

For the avoidance of doubt:

(a) if the Effective Date falls on a Guarantor Payment Date, then the first Party B Calculation Period shall commence on (and include) the first day of the calendar month immediately preceding the Guarantor Payment Date (or, if the Effective Date occurs before the first Guarantor Payment Date following the drawdown of the Term Advance relating to the Series — Covered Bonds, the Drawdown Date of such Term Advance) and end on (and exclude) the Effective Date; and

(b) if the Effective Date does not fall on a Guarantor Payment Date, then the first Party B Calculation Period shall commence on (and include) the first day of the calendar month immediately preceding the subsequent Guarantor Payment Date (or, if the Effective Date occurs before the first Guarantor Payment Date following the drawdown of the Term Advance relating to the Series — Covered Bonds, the Drawdown Date of such Term Advance) and end on (but exclude) the first Party B Payment Date.

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Party B Floating Rate Option:	CAD-BA-CDOR.

Designated Maturity:

One month; except that (a) in respect of any Party B Calculation Period from, and including the Effective Date, to, but excluding, the first calendar day of the next following month following the Guarantor Payment Date immediately following the Effective Date, Linear Interpolation of between one and two months will apply (for the avoidance of doubt, regardless of the length of any such Party B Calculation Period) and the relevant Reset Date for the purposes of calculating Linear Interpolation for each such Party B Calculation Period shall be deemed to be the Effective Date; (b) in respect of any Party B Calculation Period from, and including, the first day of the calendar month immediately preceding the Final Maturity Date, to, but excluding, the Final Maturity Date, Designated Maturity of one month will apply (for the avoidance of doubt, regardless of the length of any such Party B Calculation Period) and the relevant Reset Date for such Party B Calculation Period shall be deemed to be the first day of the calendar month immediately preceding the Final Maturity Date; (c) in respect of any Party B Calculation Period from, and including, the Final Maturity Date to, but excluding, the first day of the calendar month immediately following the Final Maturity Date (if applicable), Designated Maturity of one month will apply (for the avoidance of doubt, regardless of the length of any such Party B Calculation Period) and the relevant Reset Date for such Party B Calculation Period shall be deemed to be the first day of the calendar month immediately preceding the Final Maturity Date; and (d) in respect of any Party B Calculation Period from, and including the first day of the calendar month immediately preceding the Extended Due for Payment Date, to, but excluding, the Extended Due for Payment Date, Designated Maturity of one month will apply (for the avoidance of doubt, regardless of the length of any such Party B Calculation Period) and the relevant Reset Date for such Party B Calculation Period shall be deemed to be the first day of the calendar month immediately preceding the Extended Due for Payment Date.

Party B Spread:	plus — per cent. per annum.

Party B Day
Count Fraction:	Actual/365 (Fixed)

Party B Reset Dates:	Subject to “Designated Maturity” above, the Reset Date in respect of each Party B Calculation Period shall be the

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first day of each Party B Calculation Period, or, if such day is not a Toronto Business Day, the Reset Date shall be the immediately preceding day which is a Toronto Business Day.

Interim Exchange:

Interim Exchange Dates:

Each Business Day falling on or after the Effective Date and prior to the Final Maturity Date on which any of the Series — Covered Bonds are redeemed in whole or in part; provided, however, that the first Interim Exchange Date will be the date which is the later of (i) two Business Days following the Effective Date or (ii) the date on which Guaranteed Amounts are otherwise Due for Payment; and provided that, if such Business Day is not a Canadian Business Day, the relevant Party B Interim Exchange Date shall be the immediately preceding Canadian Business Day.

Party A Interim
Exchange Amount:	In respect of each Interim Exchange Date, an amount in United States Dollars equal to the amount of the Series — Covered Bonds to be redeemed on such Interim Exchange Date.

Party B Interim
Exchange Amount:	In respect of each Interim Exchange Date, the Canadian Dollar equivalent of the Party A Interim Exchange Amount for such Interim Exchange Date converted by reference to the Currency Exchange Rate.

Final Exchange:

Final Exchange Date:

Each of: (a) the Final Maturity Date in respect of the Series — Covered Bonds; (b) each Business Day during the period (if any) commencing on, but excluding, the Final Maturity Date to, and including, the Extension Determination Date (if any and as defined below); (c) each Interest Payment Date from, but excluding, the Extension Determination Date (if any and as defined below) to, but excluding, the Extended Due for Payment Date (if any); and (d) the Extended Due for Payment Date (if any), provided that, if at any time a Redemption Notice (as defined below) is given confirming that the Series — Covered Bonds then outstanding are redeemable in full on a Final Exchange Date, that Final Exchange Date will be the last Final Exchange Date, and provided that, if any such date is not a Canadian Business Day, the relevant Party B Final Exchange Date shall be the immediately preceding Canadian Business Day.

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“Extension Determination Date” means the date that is seven calendar days plus two Business Days from, and including, the Final Maturity Date.

Party A Final Exchange Amount:	In respect of each Final Exchange Date, the relevant Redemption Notice Amount (as defined below).

Party B Final Exchange Amount:	In respect of each Final Exchange Date, the Canadian Dollar equivalent of the relevant Redemption Notice Amount, converted by reference to the Currency Exchange Rate.

3.	Account Details:

Payments to Party A
in Canadian Dollars:	Bank:	Bank of Montreal (BOFMCAM2)

	Transit Number:	3169

	Account Number:	—

	Favour:	Bank of Montreal, Toronto.

Payments to Party B
in USD:	As notified to Party A.

Payments to Party B in Canadian Dollars:	As notified to Party A.

4.	Other Provisions

Redemption Notice:

Party B, or the Cash Manager acting on Party B’s behalf, shall notify Party A of the amount of principal payments to be made on the Series — Covered Bonds on each Interim Exchange Date and Final Exchange Date (for purposes of calculating payment of any Interim Exchange Amounts and Final Exchange Amounts, respectively). Such notification may be made in respect of an Interim Exchange Date or Final Exchange Date by receipt by Party A of a written confirmation from Party B, or the Cash Manager acting on Party B’s behalf, of an irrevocable payment instruction to a bank from Party B to make a payment to Party A in an amount in Canadian Dollars corresponding to the Principal Amount Outstanding in respect of the Series — Covered Bonds to be redeemed

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on such Interim Exchange Date or Final Exchange Date converted by Party B by reference to the Currency Exchange Rate on or prior to 5:00 p.m., Toronto time, four Business Days prior to such Interim Exchange Date or Final Exchange Date, as the case may be (a “Redemption Notice” and the amount specified in the written confirmation delivered to Party A, the “Redemption Notice Amount”).

If Party A does not receive a Redemption Notice with respect to any Interim Exchange Date or Final Exchange Date, then the parties will not be required to pay any Interim Exchange Amounts or Final Exchange Amounts, respectively, on such Interim Exchange Date or Final Exchange Date, as the case may be.

In addition, if Party A does not receive a Redemption Notice confirming that the Series — Covered Bonds are redeemable in full on the Final Maturity Date (and the Covered Bonds are not redeemed in full on or prior to the Extension Determination Date): (i) the Termination Date for this Transaction shall be deemed to be the Final Exchange Date in respect of which a Redemption Notice is given and, taking into account such Redemption Notice and each other Redemption Notice, the sum of all Redemption Notice Amounts equals the Principal Amount Outstanding of the Series — Covered Bonds as at the Effective Date; (ii) for the avoidance of doubt, Party A’s obligation to pay Party A Fixed Amounts shall cease as from the Final Maturity Date and Party A shall from such date be obliged to pay the Party A Floating Amounts to Party B; (iii) for the avoidance of doubt, Party B shall be obliged to continue to pay the Party B Floating Amounts; and (iv) the final Party A Calculation Period and the final Party B Calculation Period shall end on, but exclude, the Termination Date. Without prejudice to the generality of the above provisions, Party B, or the Cash Manager acting on Party B’s behalf, shall notify Party A at least two Business Days prior to the Final Maturity Date whether or not the Series — Covered Bonds will be redeemed (in whole or in part) on the Final Maturity Date and, if they will not be, whether or not the Series — Covered Bonds will be redeemed (in whole or in part) on or prior to the Extension Determination Date.

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If on the Extended Due for Payment Date the sum of all Redemption Notice Amounts specified in Redemption Notices delivered to Party A on or prior to such date is not equal to the Principal Amount Outstanding of the Series — Covered Bonds as at the Effective Date (such difference, the “Redemption Shortfall”):

(i) Party A will pay to Party B an amount in United States Dollars equal to such Redemption Shortfall; and

(ii) Party B will pay to Party A the Canadian Dollar equivalent of the Redemption Shortfall, converted at the Currency Exchange Rate.

For purposes of calculating any amount due under Section 6(e) of the Agreement in respect of a Termination Event that occurs during the period from, but excluding the Final Maturity Date to, and including the Extension Determination Date, the Termination Date shall be deemed to be the Final Maturity Date, unless Party B or the Cash Manager has determined as of that date that Party B has insufficient funds to pay the Guaranteed Amounts, in which case the Termination Date shall be deemed to be the Extended Due for Payment Date (subject as provided above).

Party B agrees as soon as reasonably practicable after a Redemption Notice has been given to advise Party A by telephone (or email if provided in the notice details below) of the fact of such Redemption Notice; provided, however, that the failure by Party B, or the Cash Manager acting on Party B’s behalf, to do so shall not affect the validity of any Redemption Notice under the Transaction evidenced by this Confirmation.

Reduced Payments:

In the event that any payment made by Party B to Party A under this Transaction is less than the amount which Party B would be required to pay Party A (but for Part 5(s) of the Schedule to the Agreement), the payment obligation of Party A to Party B shall be reduced by a percentage equivalent to the percentage reduction in Party B payments since the corresponding Fixed Rate Payer Payment Date or Floating Rate Payer Payment Date (as applicable). For the avoidance of doubt, the payment of such a reduced amount by Party A shall not constitute a breach of the payment obligations specified in Section 2(a)(i) of the Agreement.

5.	Notification to Party A

For the purpose of making any determination or calculation hereunder, the Calculation Agent may rely on any information, report, notice or certificate delivered to it by the Cash Manager or Party B and the Calculation Agent shall not be liable for any error, incompleteness or omission regarding such information.

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Party B or the Cash Manager acting on its behalf, shall notify Party A of the amount of principal payments to be made on the Series — Covered Bonds on each Interest Payment Date no later than one (1) Business Day prior to such Interest Payment Date.

6.	Notice Details:

Party A:	Bank of Montreal

Address:	250 Yonge Street, 10th Floor, Toronto, Ontario M5B 2L7

Facsimile Number:	(416) 552-7905/7926

Telephone Number:	(416) 552-7442

Attention:	Senior Manager, Confirmations

Party B:	BMO Covered Bond Guarantor Limited Partnership

Address:	c/o Bank of Montreal, 18th Floor, 1 First Canadian Place, 100 King Street West, Toronto, Ontario M5X 1A1

Facsimile Number:	(416) 867-4166

Attention:	Senior Manager, Securitization Finance and Operations

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Yours faithfully,

BANK OF MONTREAL	BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its managing general partner, BMO COVERED BOND GP, INC.

By:	By:
Name:	Name:
Title:	Title:

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

Covered Bond Swap

1997 ISDA Master Agreement

dated as of September 30, 2013

between

Bank of Montreal (“Party A”)	and	BMO Covered Bond Guarantor Limited Partnership (“Party B”)

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above and is part of its Schedule. For the purposes of this Agreement, including, without limitation, Sections 1(c), 2(a), 5 and 6, the credit support arrangements set out in this Annex constitute a Transaction (for which this Annex constitutes the Confirmation).

Paragraph 1. Interpretation

Capitalised terms not otherwise defined in this Annex or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 10, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 11 and the other provisions of this Annex, Paragraph 11 will prevail. For the avoidance of doubt, references to “transfer” in this Annex mean, in relation to cash, payment, and in relation to the assets, delivery.

Paragraph 2. Credit Support Obligations

(a) Delivery Amount. Subject to Paragraphs 3 and 4, upon a demand made by the Transferee on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Transferor’s Minimum Transfer Amount, then the Transferor will transfer to the Transferee Eligible Credit Support having a Value as of the date of transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 11(b)(iii)(D)). Unless otherwise specified in Paragraph 11(b), the “Delivery Amount” applicable to the Transferor for any Valuation Date will equal the amount by which:

(i) the Credit Support Amount

exceeds

(ii) the Value as of that Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date).

(b) Return Amount. Subject to Paragraphs 3 and 4, upon a demand made by the Transferor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Transferee’s Minimum Transfer Amount, then the Transferee will transfer to the Transferor Equivalent Credit Support specified by the Transferor in that demand having a Value as of the date of transfer as close as practicable to the applicable Return

Amount (rounded pursuant to Paragraph 11(b)(iii)(D)) and the Credit Support Balance will, upon such transfer, be reduced accordingly. Unless otherwise specified in Paragraph 11(b), the “Return Amount” applicable to the Transferee for any Valuation Date will equal the amount by which:

(i) the Value as of that Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date).

exceeds

(ii) the Credit Support Amount.

Paragraph 3. Transfers, Calculations and Exchanges

(a) Transfers. All transfers under this Annex of any Eligible Credit Support, Equivalent Credit Support, Interest Amount or Equivalent Distributions shall be made in accordance with the instructions of the Transferee or Transferor, as applicable, and shall be made:

(i) in the case of cash, by transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities which cannot or which the parties have agreed will not be delivered by book-entry, by delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, transfer tax stamps and any other documents necessary to constitute a legally valid transfer of the transferring party’s legal and beneficial title to the recipient; and

(iii) in the case of securities which the parties have agreed will be delivered by book-entry, by the giving of written instructions (including, for the avoidance of doubt, instructions given by telex, facsimile transmission or electronic messaging system) to the relevant depository institution or other entity specified by the recipient, together with a written copy of the instructions to the recipient, sufficient, if complied with, to result in a legally effective transfer of the transferring party’s legal and beneficial title to the recipient.

Subject to Paragraph 4 and unless otherwise specified, if a demand for the transfer of Eligible Credit Support or Equivalent Credit Support is received by the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the date such demand is received; if a demand is received after the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the day after the date such demand is received.

(b) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 2 and 4(a) will be made by the relevant Valuation Agent as of the relevant Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or, in the case of Paragraph 4(a), following the date of calculation).

(c) Exchanges.

(i) Unless otherwise specified in Paragraph 11, the Transferor may on any Local Business Day by notice inform the Transferee that it wishes to transfer to the Transferee Eligible Credit Support specified in that notice (the “New Credit Support”) in exchange for certain Eligible Credit Support (the “Original Credit Support”) specified in that notice comprised in the Transferor’s Credit Support Balance.

(ii) If the Transferee notifies the Transferor that it has consented to the proposed exchange, (A) the Transferor will be obliged to transfer the New Credit Support to the Transferee on the first Settlement Day following the date on which it receives notice (which may be oral telephonic notice) from the Transferee of its consent and (B) the Transferee will be obliged to transfer to the Transferor Equivalent Credit Support in respect of the Original Credit Support not later than the Settlement Day following the date on which the Transferee receives the New Credit Support, unless otherwise specified in Paragraph 11(d) (the “Exchange Date”);

provided that the Transferee will only be obliged to transfer Equivalent Credit Support with a Value as of the date of transfer as close as practicable to, but in any event not more than, the Value of the New Credit Support as of that date.

Paragraph 4. Dispute Resolution

(a) Disputed Calculations or Valuations. If a party (a “Disputing Party”) reasonably disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, then:

(1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following, in the case of (I) above, the date that the demand is received under Paragraph 2 or, in the case of (II) above, the date of transfer;

(2) in the case of (I) above, the appropriate party will transfer the undisputed amount to the other party not later than the close of business on the Settlement Day following the date that the demand is received under Paragraph 2;

(3) the parties will consult with each other in an attempt to resolve the dispute; and

(4) if they fail to resolve the dispute by the Resolution Time then:

(i) in the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 11(c), the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilising any calculations of that part of the Exposure attributable to the Transactions that the parties have agreed are not in dispute;

(B) calculating that part of the Exposure attributable to the Transactions in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, then the Valuation Agent’s original calculations will be used for the Transaction; and

(C) utilising the procedures specified in Paragraph 11(e)(ii) for calculating the Value, if disputed, of the outstanding Credit Support Balance;

(ii) in the case of a dispute involving the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, the Valuation Agent will recalculate the Value as of the date of transfer pursuant to Paragraph 11(e)(ii).

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) as soon as possible but in any event not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following such notice given the Valuation Agent or resolution pursuant to (3) above and subject to Paragraph 3(a), make the appropriate transfer.

(b) No Event of Default. The failure by a party to make a transfer of any amount which is the subject of a dispute to which Paragraph 4(a) applies will not constitute an Event of Default for as long as the procedures set out in this Paragraph 4 are being carried out. For the avoidance of doubt, upon completion of those procedures, Section 5(a)(i) of this Agreement will apply to any failure by a party to make a transfer required under the final sentence of Paragraph 4(a) on the relevant due date.

Paragraph 5. Transfer of Title, No Security Interest, Distributions and Interest Amount

(a) Transfer of Title. Each party agrees that all right, title and interest in and to any Eligible Credit Support, Equivalent Credit Support, Equivalent Distributions or Interest Amount which it transfers to the other party under the terms of this Annex shall vest in the recipient free and clear of any liens, claims, charges or encumbrances or any other interest of the transferring party or of any third person (other than a lien routinely imposed on all securities in a relevant clearance system).

(b) No Security Interest. Nothing in this Annex is intended to create or does create in favour of either party any mortgage, charge, lien, pledge, encumbrance or other security interest in any cash or other property transferred by one party to the other party under the terms of this Annex.

(c) Distributions and Interest Amount.

(i) Distributions. The Transferee will transfer to the Transferor not later than the Settlement Day following each Distributions Date cash, securities or other property of the same type, nominal value, description and amount as the relevant Distributions (“Equivalent Distributions”) to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

(ii) Interest Amount. Unless otherwise specified in Paragraph 11(f)(iii), the Transferee will transfer to the Transferor at the times specified in Paragraph 11(f)(ii) the relevant Interest Amount to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

Paragraph 6. Default

If any Early Termination Date is designated or deemed to occur as a result of an Event of Default in relation to a party, an amount equal to the Value of the Credit Support Balance, determined as though the Early Termination Date were a Valuation Date, will be deemed to be an Unpaid Amount due to the Transferor (which may or may not be the Defaulting Party) for purposes of Section 6(e). For the avoidance of doubt, if Market Quotation is the applicable payment measure for purposes of Section 6(e), then the Market Quotation determined under Section 6(e) in relation to the Transaction constituted by this Annex will be deemed to be zero, and if Loss is the applicable payment measure for purposes of Section 6(e), then the Loss determined under Section 6(e) in relation to the Transaction will be limited to the Unpaid Amount representing the Value of the Credit Support Balance.

Paragraph 7. Representation

Each party represents to the other party (which representation will be deemed to be repeated as of each date on which it transfers Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions) that is the sole owner of or otherwise has the right to transfer all Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions it transfers to the other party under this Annex, free and clear of any security interest, lien encumbrance or other restriction (other than lien routinely imposed on all securities in a relevant clearance system).

Paragraph 8. Expenses

Each party will pay its own costs and expenses (including any stamp, transfer, or similar transaction tax or duty payable on any transfer it is required to make under this Annex) in connection with performing its obligations under this Annex, and neither party will be liable for any such costs and expenses incurred by the other party.

Paragraph 9. Miscellaneous

(a) Default Interest. Other than in the case of an amount which is the subject of dispute under Paragraph 4(a), if a Transferee fails to make, when due, any transfer of Equivalent Credit Support, Equivalent Distributions or the Interest Amount, it will be obliged to pay the Transferor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value on the relevant Valuation Date of the items of property that were required to be transferred, from (and including) the date that the Equivalent Credit Support, Equivalent Distributions or Interest Amount were required to be transferred to (but excluding) the date of transfer of the Equivalent Credit Support, Equivalent Distributions or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(c) Demands and Notices. All demands and notices given by a party under this Annex will be given as specified in Section 12 of this Agreement.

(d) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 11 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 10. Definitions

As used in this Annex:

“Base Currency” means the currency specified as such in Paragraph 11(a)(i).

“Base Currency Equivalent” means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency and, in the case of an amount denominated in a currency other than the Base Currency (the “Other Currency”), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate determined by the Valuation Agent for value on such Valuation Date.

“Credit Support Amount” means, with respect to a Transferor on a Valuation Date, (i) the Transferee’s Exposure plus (ii) all Independent Amounts applicable to the Transferor, if any, minus (iii) all Independent Amounts applicable to the Transferee, if any, minus (iv) the Transferor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

“Credit Support Balance” means, with respect to a Transferor on a Valuation Date, the aggregate of all Eligible Credit Support that has been transferred to or received by the Transferee under this Annex, together with any Distributions and all proceeds of any such Eligible Credit Support or Distributions, as reduced pursuant to Paragraph 2(b), 3(c)(ii) or 6. Any Equivalent Distributions or Interest Amount (or portion of either) not transferred pursuant to Paragraph 5(c)(i) or (ii) will form part of the Credit Support Balance.

“Delivery Amount” has the meaning specified in Paragraph 2(a).

“Disputing Party” has the meaning specified in Paragraph 4.

“Distributions” means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would be entitled from time to time.

“Distribution Date” means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which a holder of such Eligible Credit Support is entitled to receive Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

“Eligible Credit Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 11(b)(ii) including, in relation to any securities, if applicable, the proceeds of any redemption in whole or in party of such securities by the relevant issuer.

“Eligible Currency” means each currency specified as such in Paragraph 11(a)(ii), if such currency is freely available.

“Equivalent Credit Support” means, in relation to any Eligible Credit Support comprised in the Credit Support Balance, Eligible Credit Support of the same type, nominal value, description and amount as that Eligible Credit Support.

“Equivalent Distributions” has the meaning specified in Paragraph 5(c)(i).

“Exchange Date” has the meaning specified in Paragraph 11(d).

“Exposure” means, with respect to a party on a Valuation Date and subject to Paragraph 4 in the case of a dispute, the amount, if any, that would be payable to that party by the other party (expressed as a positive number) or by that party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) of this Agreement if all Transactions (other than the Transaction constituted by this Annex) were being terminated as of the relevant Valuation Time, on the basis that (i) that party is not the Affected Party and (ii) the Base Currency is the Termination Currency; provided that Market Quotations will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11(b)(iii)(A); if not amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the Base Currency Equivalents of the amounts of interest determined for each relevant currency and calculated for each day in that Interest Period on the principal amount of the portion of the Credit Support Balance comprised of cash in such currency, determined by the Valuation Agent for each such day as follows:

(x) the amount of cash in such currency on that day; multiplied by

(y) the relevant Interest Rate in effect for that day; divided by

(z) 360 (or, in the case of pounds sterling, 365).

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was transferred (or, if no Interest Amount has yet been transferred, the Local Business Day on which Eligible Credit Support or Equivalent Credit Support in the form of cash was transferred to or received by the Transferee) to (but excluding) the Local Business Day on which the current Interest Amount is transferred.

“Interest Rate” means with respect to an Eligible Currency, the rate specified in Paragraph 11(f)(i) for that currency.

“Local Business Day”, unless otherwise specified in Paragraph 11(h), means:

(i) in relation to a transfer of cash or other property (other than securities) under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment;

(ii) in relation to a transfer of securities under this Annex, a day on which the clearance system agreed between the parties for delivery of the securities is open for the acceptance and execution of settlement instructions or, if delivery of the securities is contemplated by other means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place(s) agreed between the parties for this purpose.

(iii) in relation to a valuation under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place of location of the Valuation Agent and in the place(s) agreed between the parties for this purpose; and

(iv) in relation to any notice or other communication under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place specified in the address for notice most recently provided by the recipient.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 11(b)(iii)(C); if no amount is specified, zero.

“New Credit Support” has the meaning specified in Paragraph 3(c)(i).

“Notification Time” has the meaning specified in Paragraph 11(c)(iv).

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 4; provided, however, that if a subsequent Valuation Date occurs under Paragraph 2 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 2.

“Resolution Time” has the meaning specified in Paragraph 11(c)(i).

“Return Amount” has the meaning specified in Paragraph 2(b).

“Settlement Day” means, in relation to a date, (i) with respect to a transfer of cash or other property (other than securities), the next Local Business Day and (ii) with respect to a transfer of securities, the first Local Business Day after such date on which settlement of a trade in the relevant securities, if effected on such date, would have been settled in accordance with customary practice when settling through the clearance system agreed between the parties for delivery of such securities or, otherwise, on the market in which such securities are principally traded (or, in either case, if there is no such customary practice, on the first Local Business Day after such date on which it is reasonably practicable to deliver such securities).

“Threshold” means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11(b)(iii)(B); if no amount is specified, zero.

“Transferee” means, in relation to each Valuation Date, the party in respect of which Exposure is a positive number and, in relation to a Credit Support Balance, the party which, subject to this Annex, owes such Credit Support Balance or, as the case may be, the Value of such Credit Support Balance to the other party.

“Transferor” means, in relation to a Transferee, the other party.

“Valuation Agent” has the meaning specified in Paragraph 11(c)(i).

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 11(c)(ii).

“Valuation Percentage” means, for any item of Eligible Credit Support, the percentage specified in Paragraph 11(b)(ii).

“Valuation Time” has the meaning specified in Paragraph 11(c)(iii).

“Value” means, for any Valuation Date or other date for which Value is calculated, and subject to Paragraph 4 in the case of a dispute, with respect to:

(i) Eligible Credit Support comprised in a Credit Support Balance that is:

(A) an amount of cash, the Base Currency Equivalent of such amount multiplied by the applicable Valuation Percentage, if any; and

(B) a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any; and

(ii) items that are comprised in a Credit Support Balance and are not Eligible Credit Support, zero.

Paragraph 11. Elections and Variables

(a)	Base Currency and Eligible Currency.

(i)	“Base Currency” means Canadian Dollars.

(ii)	“Eligible Currency” means the Base Currency and each other currency specified here: US Dollars.

It is agreed by the parties that where the Credit Support Amount is denominated in a currency other than the Base Currency, the Valuation Percentage specified in Paragraph 11(b)(ii) shall be reduced by a percentage agreed by the parties and approved by the relevant rating agency (“Additional Valuation Percentage”). For the purpose of this Annex, references to the “relevant rating agency” shall mean the rating agency whose Ratings Agency Requirement will be used to determine the amount of Eligible Credit Support that Party A is required to transfer to Party B following a credit ratings downgrade of Party A.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)

“Delivery Amount”: Paragraph 2(a) shall apply, except that the words, “upon a demand made by the Transferee” shall be deleted and the word “that” on the second line of Paragraph 2(a) shall be replaced with the Word “a”.

(B)	“Return Amount” has the meaning as specified in Paragraph 2(b).

(C)

“Credit Support Amount” has the meaning specified under the relevant definition of Ratings Agency Requirement. In circumstances where more than one of the Ratings Agency Requirements apply to Party A, the Credit Support Amount shall be calculated by reference to the Ratings Agency Requirement of the rating agency which has triggered the requirement by Party A to post collateral under this Annex. Where there is more than one rating agency whose requirements under Part 5 of the Schedule to this Agreement requires Party A to post collateral, the Ratings Agency Requirement shall be used which would result in Party A transferring the greatest amount of Eligible Credit Support. Subject to Paragraph 11(b)(iii)(D), under no circumstances will Party A be required to transfer more Eligible Credit Support than the greatest amount calculated in accordance with the Ratings Agency Requirement set out below.

(c)	Eligible Credit Support. The following items will qualify as “Eligible Credit Support” for Party A:

	Collateral Type	Valuation Percentages in respect of Moody’s	Valuation Percentages in respect of Fitch	Valuation Percentages in respect of DBRS
(A)	Provided Party B will not exceed the Prescribed Cash Limitation and subject to the provision immediately following this Eligible Credit Support chart, cash in the Base Currency	100%	100%	100% if cash is in the Base Currency

	Collateral Type	Valuation Percentages in respect of Moody’s	Valuation Percentages in respect of Fitch		Valuation Percentages in respect of DBRS

(B)

Negotiable debt obligations denominated in an Eligible Currency issued by:

the U.S. Treasury Department,

(with local and foreign currency issuer ratings equal to or greater than AA- by Fitch and Aa3 by Moody’s) having a remaining time to maturity of:

		In relation to residual maturity as set out in the corresponding order under Collateral Type:	In relation to residual maturity as set out in the corresponding order under Collateral Type:		In relation to residual maturity as set out in the corresponding order under Collateral Type:

			Highest Covered Bond Rated AA- or higher	Highest Covered Bond Rated A+ or below
(i)	35 days or less	99%	83.9%	88.7%	100% if collateral is in the Base Currency, otherwise, as agreed between Party A and DBRS

(ii)	more than 35 days but not more than one year;	99%	83.9%	88.7%	98% if collateral is in the Base Currency, otherwise, to be agreed between Party A and DBRS

(iii)	more than one year but not more than 3 years	To be agreed between Party A and Moody’s	82.6%	87.3%	To be agreed between Party A and DBRS

(iv)	more than 3 years but not more than 5 years;	To be agreed between Party A and Moody’s	80.4%	85.5%	To be agreed between Party A and DBRS

(v)	more than 5 years but not more than 7 years;	To be agreed between Party A and Moody’s	80.0%	85.1%	To be agreed between Party A and DBRS

(vi)	more than 7 years but not more than 10 years;	To be agreed between Party A and Moody’s	78.3%	83.7%	To be agreed between Party A and DBRS

(vii)	more than 10 years but less than 30 years	To be agreed between Party A and Moody’s	74.8%	80.5%	To be agreed between Party A and DBRS

(C)	Negotiable debt obligations denominated in the Base Currency issued by: the Government of Canada; or any Province of Canada;

	Collateral Type	Valuation Percentages in respect of Moody’s	Valuation Percentages in respect of Fitch		Valuation Percentages in respect of DBRS

	(with local and foreign currency issuer ratings equal to or greater than AA- by Fitch, Aa3 by Moody’s and AA(low) or R-1 (middle) by DBRS) having a remaining time to maturity of:

			Highest Covered Bond Rated AA- or higher	Highest Covered Bond Rated A+ or below

(i)	35 days or less	99%	97.5%	98.0%	100% if collateral is in the Base Currency and issued by the Government of Canada, 98% if collateral is in the Base Currency and issued by any Province of Canada, otherwise, as agreed between Party A and DBRS

(ii)	more than 35 days but not more than one year;	99%	97.5%	98.0%	98% if collateral is in the Base Currency and issued by the Government of Canada, 97.5% if collateral is in the Base Currency and issued by any Province of Canada, otherwise, to be agreed between Party A and DBRS

(iii)	More than one year but not more than 3 years	To be agreed between Party A and Moody’s	96.0%	96.5%	To be agreed between Party A and DBRS

(iv)	more than 3 years but not more than 5 years;	To be agreed between Party A and Moody’s	93.5%	94.5%	To be agreed between Party A and DBRS

(v)	more than 5 years but not more than 7 years; or	To be agreed between Party A and Moody’s	93.0%	94.0%	To be agreed between Party A and DBRS

(vi)	More than 7 years but not more than 10 years	To be agreed between Party A and Moody’s	91.0%	92.5%	To be agreed between Party A and DBRS

	Collateral Type	Valuation Percentages in respect of Moody’s	Valuation Percentages in respect of Fitch		Valuation Percentages in respect of DBRS
(vii)	more than 10 years but not more than 30 years	To be agreed between Party A and Moody’s	87.0%	89.0%	To be agreed between Party A and DBRS

(D)	Commercial Paper denominated in an Eligible Currency (with a rating equal to or greater than Prime-1 and Aa3 by Moody’s, F1+ by Fitch and AA(low) or R-1(middle) by DBRS) with a remaining time to maturity of less than 3 months (or less than one year for DBRS), provided that if such Commercial Paper comprises asset-backed commercial paper (“ABCP”), (i) in the case of DBRS, it must be denominated in the Base Currency, have the benefit of global-style liquidity and a rating of at least R-1(high) by DBRS. and, (ii) in the case of Moody’s, the Valuation Percentage will be 0%.	To be agreed between Party A and Moody’s	To be agreed between Party A and Fitch		For commercial paper issued or guaranteed by a bank in the Base Currency, (i) 100% if the remaining time to maturity is 35 days or less (ii) 97.5% if the remaining time to maturity is more than 35 days but less than one year, and (iii) otherwise, to be agreed between Party A and DBRS; and for ABCP in the Base Currency, (i) 100% if the remaining time to maturity is 35 days or less (ii) 97% if the remaining time to maturity is more than 35 days but less than one year and (iii) otherwise, to be agreed between Party A and DBRS

(E)	Such other items as agreed between Party A and the Rating Agencies, from time to time, which Party B can lawfully receive from, and transfer back to, Party A as required, that will qualify as Eligible Credit Support.	To be agreed between Party A and Moody’s	To be agreed between Party A and Fitch		To be agreed between Party A and DBRS

In order to ensure that the amount of cash held by Party B on any day, including the amount of cash transferred to Party B hereunder, does not in the aggregate exceed Party B’s Prescribed Cash Limitation, upon providing notice to Party A, Party B shall exchange all or a portion of cash originally transferred as Eligible Credit Support hereunder (such amount of cash to be exchanged, the “Original Cash Amount”) for non-cash Eligible Credit Support having a Value at least equal to the Original Cash Amount.

For the avoidance of doubt, where negotiable debt obligations are rated by only one of the above relevant rating agencies, the rating applied will be based on the rating of that agency.

Where the ratings and/or the Valuation Percentages of the relevant rating agencies differ with respect to the same negotiable debt obligation, for the purposes of B to E above the lower of the ratings and/or the Valuation Percentages, as the case maybe, shall apply.

For the purpose of this Annex, references to the “relevant rating agency” shall mean the rating agency whose Ratings Agency Requirement will be used to determine the amount of Eligible Credit Support that Party A is required to transfer to Party B following a credit ratings downgrade of Party A.

(i)	Thresholds.

(A)	“Independent Amount” means, for Party A and for Party B, for each Transaction, zero.

(B)	“Threshold” means, for Party A:

infinity, unless (A) (i) an Initial Rating Event has occurred and is continuing for 10 Business Days AND (ii) Party A has not otherwise complied with Part 5(h)(i) of the Agreement, OR (B) (i) a Subsequent Rating Event has occurred and is continuing for 10 Business Days AND (ii) Party A has not otherwise complied with Part 5(h)(ii) of the Agreement, then its Threshold shall be zero.

“Threshold” means, for Party B: infinity

(C)

“Minimum Transfer Amount” means, with respect to Party A and Party B, CAD50,000; provided, that if (1) an Event of Default has occurred and is continuing with respect to Party A, or (2) an Additional Termination Event has occurred in respect of which Party A is an Affected Party, the Minimum Transfer Amount with respect to such party shall be zero. Notwithstanding the above, if the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any Credit Support Provider in respect of Party A cease to be rated at least as high as A3 (or its equivalent) by Moody’s, the Minimum Transfer Amount with respect to Party A shall be zero.

(D)

“Rounding” The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of CAD10,000 respectively, subject to the maximum Return Amount being equal to the Credit Support Balance.

(d)	Valuation and Timing.

(i)	“Valuation Agent” means, Party A.

(ii) “Valuation Date” means each Local Business Day.

(iii) “Valuation Time” means the close of business in the relevant market, as determined by the Valuation Agent, on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure, as far as practicable, will be made at approximately the same time on the same date.

(iv) “Notification time” means by 3:00 p.m., Toronto time, on a Local Business Day.

(e)	Exchange Date. “Exchange Date” has the meaning specified in paragraph 3(c)(ii).

(f)	Dispute Resolution.

(i)	“Resolution Time”, means 2:00 p.m., Toronto time, on the Local Business Day following the date on which notice of the dispute is given under Paragraph 4.

(ii) “Value”. For the purpose of Paragraph 4(a)(4)(i)(C) and 4(a)(4)(ii), the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support, as the case may be, will be calculated as follows:

with respect to any Cash, the Base Currency Equivalent of the amount thereof.

(iii) “Alternative”. The provisions of Paragraph 4 will apply.

(g)	Distribution and Interest Amount.

(i)

“Interest Rate”. The “Interest Rate” in relation to any Eligible Currency will be the weighted average of interest earned by the Transferee or such rate as may be agreed between the parties from time to time.

(ii) “Transfer of Interest Amount”. The transfer of the Interest Amount will be made on the second Local Business Day in respect of which the “Interest Period” means the preceding calendar month to the extent that Party B has earned and received such amount of interest and that the Valuation Agent has confirmed in writing that a Delivery Amount would not be created or increased by that transfer, and on any other Local Business Day on which Equivalent Credit Support is transferred to the Transferor pursuant to Paragraph 2(b), provided, that Party B shall only be obliged to transfer any Interest Amount to Party A to the extent that it has received such amount.

(iii) “Alternative to Interest Amount”. The provisions of Paragraph 5(c)(ii) will apply.

(iv) “Interest Amount”. The definition of “Interest Amount” shall be deleted and replaced with the following:

“Interest Amount” means, with respect to an Interest Period and each portion of the Credit Support Balance comprised of cash in an Eligible Currency, the sum of the amounts of interest determined for each day in that Interest Period by the Valuation Agent as follows:

(x)

the amount of such currency comprised in the Credit Support Balance at the close of business for general dealings in the relevant currency on such day (or, if such day is not a Local Business Day, on the immediately preceding Local Business Day); multiplied by

(y)	the relevant Interest Rate; divided by

(z)	365.

(v)

“Credit Support Balance”. The definition of “Credit Support Balance” in paragraph 10 shall be amended by the deletion of the last sentence and, for the avoidance of doubt, it is agreed and acknowledged that Equivalent Distributions or Interest Amount (or any portion of either) not transferred pursuant to Paragraph 5(c)(i) or (ii) will not form part of the Credit Support Balance.

(h)	Addresses for Transfers.

Party A:

CAD CASH
Account With:	To be advised.

Beneficiary:	To be advised.
Account No:	To be advised.
Reference:	To be advised.

USD CASH
Account With:	To be advised.
Beneficiary:	To be advised.
Account No:	To be advised.
Reference:	To be advised.

Party B:

Details to be obtained from:

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

c/o BANK OF MONTREAL

Attention:             Senior Manager, Securitization Finance and Operations

Facsimile No:        (416) 867-4166

(i)	Other Provisions.

(i)	Transfer Timing.

(A)	The final paragraph of Paragraph 3(a) shall be deleted and replaced with the following:

“Subject to Paragraph 4, and unless otherwise specified, any transfer of Eligible Credit Support or Equivalent Credit Support (whether by the Transferor pursuant to Paragraph 2(a) or by the Transferee pursuant to Paragraph 2(b)) shall be made not later than the close of business on the Settlement Day.”

(B)	The definition of Settlement Day shall be deleted and replaced with the following:

““Settlement Day” means the next Local Business Day after the Demand Date”.

(C)	For the purposes of this Paragraph 11(h)(i):

“Demand Date” means, with respect to a transfer by a party:

(i)

in the case of a transfer pursuant to Paragraph 2, Paragraph 3 or Paragraph 4(a)(2), the relevant Valuation Date. For the avoidance of doubt, for the purposes of Paragraph 2(b) and Paragraph 4(a)(2), the Transferor will be deemed to receive notice of the demand by the Transferee to make a transfer of Eligible Credit Support on the Demand Date; and

(ii)	in the case of a transfer pursuant to Paragraph 3(c)(ii)(A), the date on which the Transferee has given its consent to the proposed exchange.

For the avoidance of doubt, on each Demand Date the Transferor shall deliver to the Transferee and the Security Trustee a statement showing the amount of Eligible Credit Support to be delivered.

(ii)	Early Termination.

The heading for Paragraph 6 shall be deleted and replaced with “Early Termination” and the following shall be added after the word “Default” in the first line of Paragraph 6, “or a Termination Event in relation to all (but not less than all) Transactions”.

(iii)	Costs of Transfer on Exchange.

Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Transferor to the Transferee or from the Transferee to the Transferor hereto.

(iv)	Cumulative Rights.

The rights, power and remedies of the Transferee under this Annex shall be in addition to all rights, powers and remedies given to the Transferee by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Transferee in the Credit Support Balance created pursuant to this Annex.

(v)	Single Transferor and Single Transferee.

Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (including, without limitation, the recital hereto, Paragraph 2 or the definitions in Paragraph 10), (a) the term “Transferee” as used in this Annex means only Party B; (b) the term “Transferor” as used in this Annex means only Party A; (c) only Party A will be required to make Transfers of Eligible Credit Support hereunder, and (d) in the calculation of any Credit Support Amount, where the Transferee’s Exposure would be expressed as a negative number, such Exposure shall be deemed to be zero.

(vi)	Ratings Agency Requirement.

“Rating Agency Requirement” means the Moody’s Requirements, the DBRS Requirements and the Fitch Requirements, as defined below.

(i)	Moody’s Requirements.

“Credit Support Amount” shall equal, with respect to a Transferor on a Valuation Date, (A) the greatest of:

(i)	zero;

(ii)

the aggregate amount of the Next Payments for all Next Payment Dates, provided that, to the extent that any Next Payment (or portion thereof) cannot be determined with certainty on such Valuation Date due to variables that are to be determined on a date following such Valuation Date, it shall be calculated by reference to the Valuation Agent’s prediction of what such variables will be and such prediction shall be made by the Valuation Agent in a commercially reasonable manner using the information then available to it; and

(iii)	the sum of (x) the Transferee’s Exposure and (y) the aggregate of the Moody’s Additional Amounts for all Transactions,

less (B) the Threshold for Party A.

“Moody’s Additional Amount” means:

(A)

in respect of any Transaction that is both a cross-currency hedge and an Optionality Hedge, the lesser of (x) the sum of (1) the product of Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date and the Moody’s Cross Currency Notional Amount Lower Multiplier and (2) the product of the Moody’s Cross Currency DV01 Multiplier (Optionalilty) and the Transaction Cross Currency DV01 for such Transaction and (y) the product of the Moody’s Cross Currency Notional Amount Higher Multiplier (Optionality) and the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;

(B)

in respect of any Transaction that is a cross-currency hedge and is not an Optionality Hedge, the lesser of (x) the sum of (1) the product of Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date and the Moody’s Cross Currency Notional Amount Lower Multiplier and (2) the Moody’s Cross Currency DV01 Multiplier and the Transaction Cross Currency DV01 for such Transaction and (y) the product of the Moody’s Cross Currency Notional Amount Higher Multiplier and the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;

(C)

in respect of any Transaction that is not a cross-currency hedge and is an Optionality Hedge, the lesser of (x) the product of the Moody’s Single Currency DV01 Multiplier (Optionality) and the Transaction Single Currency DV01 for such Transaction and (y) the product of the Moody’s Single Currency Notional Amount Multiplier (Optionality) and the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; and

(D)

in respect of any Transaction that is neither a cross-currency hedge nor an Optionality Hedge, the lesser of (x) the product of the Moody’s Single Currency DV01 Multiplier and the Transaction Single Currency DV01 for such Transaction and (y) the product of the Moody’s Single Currency Notional Amount Multiplier and the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

“Moody’s Cross Currency DV01 Multiplier” means, (A) if each Local Business Day is a Valuation Date, 15 and (B) otherwise, 25.

“Moody’s Cross Currency DV01 Multiplier (Optionality)” means, (A) if each Local Business Day is a Valuation Date, 30 and (B) otherwise, 40.

“Moody’s Cross Currency Notional Amount Higher Multiplier” means, (A) if each Local Business Day is a Valuation Date, 0.09 and (B) otherwise, 0.1.

“Moody’s Cross Currency Notional Amount Higher Multiplier (Optionality)” means, (A) if each Local Business Day is a Valuation Date, 0.11 and (B) otherwise, 0.12.

“Moody’s Cross Currency Notional Amount Lower Multiplier” means, (A) if each Local Business Day is a Valuation Date, 0.06 and (B) otherwise, 0.07.

“Moody’s Single Currency DV01 Multiplier” means, (A) if each Local Business Day is a Valuation Date, 50 and (B) otherwise, 60.

“Moody’s Single Currency DV01 Multiplier (Optionality)” means, (A) if each Local Business Day is a Valuation Date, 65 and (B) otherwise, 75.

“Moody’s Single Currency Notional Amount Multiplier” means, (A) if each Local Business Day is a Valuation Date, 0.08 and (B) otherwise, 0.09.

“Moody’s Single Currency Notional Amount Multiplier (Optionality)” means, (A) if each Local Business Day is a Valuation Date, 0.10 and (B) otherwise, 0.11.

“Next Payment” means, in respect of each Next Payment Date, the Base Currency Equivalent of any payments due to be made by Party A under Section 2(a) (after taking account of any applicable netting under Section 2(c)) on such Next Payment Date.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction (other than the Transaction constituted by this Annex) is due to be paid or would be due to be paid but for the application of netting.

“Optionality Hedge” means any Transaction that is a cap, floor, swaption, or a Transaction-Specific Hedge.

“Transaction Cross Currency DV01” means, with respect to a Transaction and any date of determination, the greater of (i) the estimated absolute change in the Base Currency Equivalent in the mid-market value with respect to such Transaction that would result from a one basis point change in the relevant swap curve (denominated in the currency of Party A’s payment obligations under such Transaction) on such date and (ii) the estimated absolute change in the Base Currency Equivalent of the mid-market value with respect to such Transaction that would result from a one basis point change in the relevant swap curve (denominated in the currency of Party B’s payment obligations under such Transaction) on such date, in each case as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant methodology customarily used by the Valuation Agent.

“Transaction Notional Amount” means (A) in respect of any Transaction that is a cross currency hedge, the Base Currency Equivalent of the Currency Amount applicable to Party A’s payment obligations and (B) in respect of any other Transaction, the Base Currency Equivalent of the Notional Amount.

“Transaction Single Currency DV01” means, with respect to a Transaction and any date of determination, the estimated absolute change in the Base Currency Equivalent of the mid-market value with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant methodology customarily used by the Valuation Agent.

“Transaction-Specific Hedge” means any Transaction in respect of which the Transaction Notional Amount for each Calculation Period is “balance guaranteed” or otherwise not an amount that is fixed at the inception of the Transaction.

(ii)	Fitch Requirements.

“Credit Support Amount” shall mean, with respect to a Transferor on the Valuation Date:

(a)

if the long-term issuer default rating of Party A or its Credit Support Provider is below the Minimum Fitch Rating (as defined in Part 5(k) of the Schedule to the Agreement) but the short-term issuer default rating of Party A or its Credit Support Provider is at least as high as “F2” (or its equivalent) and the long-term issuer default rating of Party A or its Credit Support Provider is at least as high as “A-” (or its equivalent) by Fitch, the result of the following formula:

max [0; MV plus (Liquidity Adjustment multiplied by VC multiplied by 70% multiplied by N)]; and

(b)

if the long-term issuer default rating of Party A or its Credit Support Provider ceases to be at least as high as “A-” (or its equivalent) by Fitch, but the short-term issuer default rating of Party A or its Credit Support Provider is at least as high as “F2” (or its equivalent) and the long-term issuer default rating of Party A or its Credit Support Provider is at least as high as “BBB+” (or its equivalent) by Fitch, the result of the following formula:

max [0; MV plus (Liquidity Adjustment multiplied by VC multiplied by N)]; and

(c)

if the short-term issuer default rating of Party A or its Credit Support Provider ceases to be at least “F2” (or its equivalent) or the long-term issuer default rating of Party A or its Credit Support Provider ceases to be at least as high as “BBB+” (or its equivalent) by Fitch, the result of the following formula:

max [0; MV plus (Liquidity Adjustment multiplied by VC multiplied by N multiplied by 1.25)];

where:

“BLA” means basic liquidity adjustment which is 0% or 25% as determined by Fitch in accordance with the Fitch Criteria;

“Liquidity Adjustment” means (1 + BLA) multiplied by (1 plus max (0%; 5% multiplied by (WAL—20));

“max” means maximum;

“MV” means the Transferee’s Exposure;

“VC” means the applicable volatility cushion at that time as determined by reference to percentages set out in the relevant table under the section headed “Volatility Cushions” in the addendum entitled “Counterparty Criteria for Structured Finance and Covered Bonds: Derivative Addendum” published by Fitch and dated May 13, 2013 as amended and supplemented from time to time;

“N” means the sum of the Transaction Notional Amount(s) for each outstanding Transaction under this Agreement (other than the Transaction constituted by this Annex) at that time. Where the Transaction Notional Amounts differ under this Agreement, the higher of the Transaction Notional Amounts is expected to be used; and

“WAL” means the weighted average life of the Transaction determined in the manner described in “Volatility Cushions” appearing in the Fitch Criteria;

“Fitch Criteria” means the criteria used by Fitch as set out in the reports by Fitch Ratings dated May 13, 2013 and headed “Counterparty Criteria for Structured Finance and Covered Bonds” and “Counterparty Criteria for Structured Finance Transactions: Derivative Addendum”, each as amended and supplemented from time to time.

(iii)	DBRS Requirements.

“Credit Support Amount” shall mean on any day before a Subsequent Rating Event has occurred, the greater of (i) zero and (ii) an amount equal to the Base Currency Equivalent of the payment due to be made by Party A under Section 2(a) (after taking account of any applicable netting under Section 2(c)) on the next scheduled Payment Date under all Transactions (other than the Transaction constituted by this Annex) and shall mean on any day after a Subsequent Rating Event has occurred, the greater of (i) zero and (ii) an amount equal to the aggregate of the Base Currency Equivalent of all remaining scheduled payments due to be made by Party A under Section 2(a) (after taking account of any applicable netting under Section 2(c)) in respect of all Transactions (other than the Transaction constituted by this Annex).

(vii)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to Section 12 of this Agreement.

(viii)

Exposure. For purposes of this Agreement and any other Transaction Document, in determining a party’s Exposure under this Agreement, all outstanding Transactions shall be deemed to be in effect at the time of such determination notwithstanding the Effective Date thereof as set out in the relevant Confirmation.

(ix)	Definitions.

As used in this Annex, the following terms shall mean:

“Cross-Currency Swap” means any cross-currency swap rate transaction between Party A and Party B entered into pursuant to the Agreement as evidenced by a Confirmation;

“DBRS” means DBRS Limited and includes any successors thereto;

“Fitch” means Fitch Ratings Inc. and includes any successors thereto;

“Interest Rate Cap” means any interest rate cap transaction entered into pursuant to the Agreement between Party A and Party B as evidenced by a Confirmation;

“Interest Rate Swap” means any interest rate swap transaction entered into pursuant to the Agreement between Party A and Party B as evidenced by a Confirmation;

“Libor Basis Swap” means any libor basis swap transaction between Party A and Party B entered into pursuant to the Agreement as evidenced by a Confirmation.

“Moody’s” means Moody’s Investors Service Limited and includes any successors thereto;

“Rating Agencies” means Moody’s, DBRS and Fitch;

“Transaction” means a Transaction entered into pursuant to this Agreement; and

“Transaction Notional Amount” means in respect of a Valuation Date, the Currency Amount applicable to Party A in respect of a Cross Currency Swap Transaction, or in respect of an Interest Rate Swap Transaction, the Notional Amount of such Interest Rate Swap Transaction, each as at such Valuation Date.

BANK OF MONTREAL		BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP, acting by its managing general partner, BMO COVERED BOND GP, INC.

By:	/s/ Cathy Cranston	By:	/s/ Chris Hughes
	Name: Cathy Cranston		Name: Chris Hughes
	Title: Senior Vice President, Finance & Treasurer		Title: President and Secretary
	Date: September 30, 2013		Date: September 30, 2013

[Signature page to ISDA Credit Support Annex to the Schedule to the Covered Bond Swap 1997 ISDA Master Agreement]